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                                                                      EXHIBIT 11



Alydaar Software Corporation
Computation of Earnings Per Share
(Unaudited)


                                                            Three Months Ended:
                                          ------------------------------------------------
                                                        3/31/99                  3/31/98
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
Net Income (loss)                                    $  (3,152,622)            $ 1,699,318
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Average # shares outstanding                            17,449,668              17,398,349
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Diluted Average # shares outstanding                    17,449,668              17,490,642
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Basic Earnings (loss) per share                      $      (0.18)             $      0.10
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Diluted Earnings per share                           $      (0.18)             $      0.10
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